Exhibit 99.1

Health Catalyst Reports Second Quarter 2022 Results

SALT LAKE CITY, UT, August 4, 2022 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended June 30, 2022.

“I am pleased to share that Q2 2022 marked another quarter of strong financial performance, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA,” said Dan Burton, CEO of Health Catalyst. “I am also happy to report that in the most recent team member engagement survey, independently administered by the Gallup organization, team member engagement scores at Health Catalyst measured in the 97th percentile. This latest engagement level continues a pattern that has been in place for many years, of industry-leading engagement, consistently ranked between the 95th and 99th percentile in overall team member engagement scores. We as a leadership team continue to maintain a primary, prioritized focus on team member engagement – the center of our strategic flywheel – because we recognize the central and foundational contributions that our team members make in building the software and providing the services expertise that enable our customers to achieve massive, measurable improvement.”

“While we are pleased with these Q2 2022 results, we are disappointed that we are revising down our revenue and Adjusted EBITDA outlook for the full year. We are witnessing a challenging end market environment that has materially impacted our year-to-date bookings performance relative to our plan at the beginning of the year. Importantly, however, as we navigate this challenging macro-environment, we are committed to operating with financial discipline. As such, while our near-term growth is impacted by the macro-economic pressure on our end market, we are confident in our ability to drive meaningful, positive Adjusted EBITDA leverage in 2023 and beyond.”

Financial Highlights for the Three Months Ended June 30, 2022

Key Financial Metrics

	Three Months Ended June 30,		Year over Year Change
	2022	2021
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$45,397	$35,529	28%
Professional services revenue	$25,236	$24,098	5%
Total revenue	$70,633	$59,627	18%
Loss from operations	$(33,192)	$(32,319)	3%
Net loss	$(33,428)	$(35,834)	(7)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$31,968	$24,256	32%
Adjusted Technology Gross Margin	70%	68%
Adjusted Professional Services Gross Profit	$6,696	$8,174	(18)%
Adjusted Professional Services Gross Margin	27%	34%
Total Adjusted Gross Profit	$38,664	$32,430	19%
Total Adjusted Gross Margin	55%	54%
Adjusted EBITDA	$1,999	$1,661	20%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the third quarter of 2022, we expect:
•Total revenue between $65.3 million and $68.3 million, and
•Adjusted EBITDA between $(6.0) million and $(4.0) million
For the full year of 2022, we expect:
•Total revenue between $271.5 million and $275.5 million, and
•Adjusted EBITDA between $(6.0) million and $(4.0) million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Thursday, August 4, 2022, at 5:00 p.m. E.T. Participants can pre-register for the conference call at https://register.vevent.com/register/BI819cb5d2860c4bd5a9054759c47b3898.
A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, and our financial outlook for Q3 and fiscal year 2022. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 and inflation on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 expected to be filed with the SEC on or about August 4, 2022 and the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of June 30,	As of December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$176,983	$193,227
Short-term investments	226,365	251,754
Accounts receivable, net	47,752	48,801
Prepaid expenses and other assets	14,270	14,609
Total current assets	465,370	508,391
Property and equipment, net	26,527	23,316
Intangible assets, net	109,508	104,788
Operating lease right-of-use assets	20,228	21,133
Goodwill	185,982	169,972
Other assets	3,724	4,496
Total assets	$811,339	$832,096
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,691	$4,693
Accrued liabilities	18,612	23,725
Deferred revenue	60,883	56,632
Operating lease liabilities	3,498	3,425
Contingent consideration liabilities	1,625	4,576
Total current liabilities	90,309	93,051
Convertible senior notes	225,772	180,942
Deferred revenue, net of current portion	553	929
Operating lease liabilities, net of current portion	19,142	20,244
Contingent consideration liabilities, net of current portion	6,390	14,719
Other liabilities	118	113
Total liabilities	342,284	309,998
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized as of June 30, 2022 and December 31, 2021; no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 54,053,379 and 52,622,080 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	54	53
Additional paid-in capital	1,386,946	1,400,972
Accumulated deficit	(917,506)	(878,860)
Accumulated other comprehensive loss	(439)	(67)
Total stockholders’ equity	469,055	522,098
Total liabilities and stockholders’ equity	$811,339	$832,096

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Technology	$45,397	$35,529	$87,627	$69,368
Professional services	25,236	24,098	51,093	46,105
Total revenue	70,633	59,627	138,720	115,473
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)	13,996	11,847	27,323	22,672
Professional services(1)(2)	20,611	18,206	41,280	34,719
Total cost of revenue, excluding depreciation and amortization	34,607	30,053	68,603	57,391
Operating expenses:
Sales and marketing(1)(2)	20,922	16,705	41,740	32,356
Research and development(1)(2)	18,148	14,524	35,296	28,869
General and administrative(1)(2)	17,536	22,525	26,359	37,540
Depreciation and amortization	12,612	8,139	24,261	15,953
Total operating expenses	69,218	61,893	127,656	114,718
Loss from operations	(33,192)	(32,319)	(57,539)	(56,636)
Interest and other expense, net	(1,180)	(3,707)	(2,842)	(7,659)
Loss before income taxes	(34,372)	(36,026)	(60,381)	(64,295)
Income tax provision (benefit)(2)	(944)	(192)	(4,495)	(91)
Net loss	$(33,428)	$(35,834)	$(55,886)	$(64,204)
Net loss per share, basic	$(0.62)	$(0.80)	$(1.05)	$(1.45)
Net loss per share, diluted	$(0.62)	$(0.80)	$(1.15)	$(1.45)
Weighted-average shares outstanding used in calculating net loss per share, basic	53,675	44,886	53,343	44,381
Weighted-average shares outstanding used in calculating net loss per share, diluted	53,675	44,886	53,804	44,381
Adjusted net loss	(1,431)	(1)	(4,398)	(2,754)
Adjusted net loss per share, basic and diluted(3)	$(0.03)	$(0.00)	$(0.08)	$(0.06)

_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$480	$574	$1,069	$948
Professional services	1,924	2,282	4,091	3,717
Sales and marketing	6,875	5,932	13,888	10,750
Research and development	3,163	2,676	6,253	4,933
General and administrative	5,490	6,263	10,751	10,889
Total	$17,932	$17,727	$36,052	$31,237

(2)    Includes acquisition-related costs (benefit), net, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Acquisition-related costs (benefit), net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$87	$—	$193	$—
Professional services	147	—	366	—
Sales and marketing	793	—	1,190	—
Research and development	1,107	—	1,665	—
General and administrative	2,513	8,114	(3,518)	10,270
Income tax provision (benefit)	$(933)	$—	$(4,533)	$—
Total	$3,714	$8,114	$(4,637)	$10,270

(3)    Includes non-GAAP adjustments to net loss. Refer to the "Non-GAAP Financial Measures—Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(55,886)	$(64,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	36,052	31,237
Depreciation and amortization	24,261	15,953
Non-cash operating lease expense	1,660	1,926
Amortization of debt discount and issuance costs	749	5,817
Investment discount and premium amortization	403	569
Provision for expected credit losses	400	398
Deferred tax provision (benefit)	(4,529)	4
Change in fair value of contingent consideration liabilities	(7,303)	9,064
Other	(78)	(25)
Change in operating assets and liabilities:
Accounts receivable, net	1,294	927
Prepaid expenses and other assets	1,584	(1,548)
Accounts payable, accrued liabilities, and other liabilities	(4,886)	(2,439)
Deferred revenue	374	7,465
Contingent consideration liabilities	(741)	(11,025)
Operating lease liabilities	(1,772)	(2,107)
Net cash used in operating activities	(8,418)	(7,988)

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	185,171	174,293
Purchase of short-term investments	(160,548)	(53,686)
Acquisition of business, net of cash acquired	(27,846)	—
Capitalization of internal-use software	(7,026)	(1,912)
Purchase of intangible assets	(1,298)	(770)
Purchases of property and equipment	(558)	(8,138)
Proceeds from the sale of property and equipment	10	12
Net cash (used in) provided by investing activities	(12,095)	109,799

Cash flows from financing activities
Proceeds from exercise of stock options	3,688	14,076
Proceeds from employee stock purchase plan	1,531	2,619
Payments of acquisition-related consideration	(930)	(5,360)
Net cash provided by financing activities	4,289	11,335
Effect of exchange rate changes on cash and cash equivalents	(20)	(5)
Net (decrease) increase in cash and cash equivalents	(16,244)	113,141

Cash and cash equivalents at beginning of period	193,227	91,954
Cash and cash equivalents at end of period	$176,983	$205,095

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, and acquisition-related costs, net. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended June 30, 2022 and 2021:

	Three Months Ended June 30, 2022
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$45,397	$25,236	$70,633
Cost of revenue, excluding depreciation and amortization	(13,996)	(20,611)	(34,607)
Gross profit, excluding depreciation and amortization	31,401	4,625	36,026
Add:
Stock-based compensation	480	1,924	2,404
Acquisition-related costs, net	87	147	234
Adjusted Gross Profit	$31,968	$6,696	$38,664
Gross margin, excluding depreciation and amortization	69%	18%	51%
Adjusted Gross Margin	70%	27%	55%

	Three Months Ended June 30, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$35,529	$24,098	$59,627
Cost of revenue, excluding depreciation and amortization	(11,847)	(18,206)	(30,053)
Gross profit, excluding depreciation and amortization	23,682	5,892	29,574
Add:
Stock-based compensation	574	2,282	2,856
Adjusted Gross Profit	$24,256	$8,174	$32,430
Gross margin, excluding depreciation and amortization	67%	24%	50%
Adjusted Gross Margin	68%	34%	54%

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax (benefit) provision, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended June 30, 2022 and 2021:

	Three Months Ended June 30,
	2022	2021
	(in thousands)
Net loss	$(33,428)	$(35,834)
Add:
Interest and other expense, net	1,180	3,707
Income tax (benefit) provision	(944)	(192)
Depreciation and amortization	12,612	8,139
Stock-based compensation	17,932	17,727
Acquisition-related costs, net(1)	4,647	8,114
Adjusted EBITDA	$1,999	$1,661
_______________
(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Note 2 in our condensed consolidated financial statements.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs (benefit), net, including the change in fair value of contingent consideration liabilities and the deferred tax valuation allowance release from the acquisitions of ARMUS and KPI Ninja, and (iv) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(33,428)	$(35,834)	$(55,886)	$(64,204)
Add:
Stock-based compensation	17,932	17,727	36,052	31,237
Amortization of acquired intangibles	9,976	7,045	19,324	14,126
Acquisition-related costs (benefit), net(1)	3,714	8,114	(4,637)	10,270
Non-cash interest expense related to convertible senior notes	375	2,947	749	5,817
Adjusted Net Loss	$(1,431)	$(1)	$(4,398)	$(2,754)
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic	53,675,377	44,886,489	53,342,887	44,381,196
Weighted-average number of shares used in calculating net loss per share, diluted	53,675,377	44,886,489	53,804,441	44,381,196

Adjusted Net Loss per share, basic and diluted	$(0.03)	$(0.00)	$(0.08)	$(0.06)
______________
(1)Acquisition-related costs (benefit), net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from the acquisitions of ARMUS and KPI Ninja. For additional details refer to Note 2 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Brand and Communications Officer
media@healthcatalyst.com